Exhibit 1

UNDERWRITING AND DISTRIBUTION AGREEMENT

This Agreement is entered into on this [day] day of [month], [year] (“Effective Date”), by and among Athene Annuity and Life Company (“Athene Annuity”), a life insurance company organized under the laws of the State of Iowa, and Athene Securities, LLC ("Underwriter"), a corporation organized under the laws of the State of Indiana.

RECITALS

WHEREAS, Athene Annuity proposes to issue to the public certain single purchase payment index-linked annuity contracts identified on Schedule A that are more fully described in the registration statement and the prospectus hereinafter mentioned (the "Contracts");

WHEREAS, the offering of the Contracts is registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the “1933 Act”);

WHEREAS, Athene Annuity desires to obtain the services of Underwriter as the underwriter and distributor for the offering of the Contracts;

WHEREAS, Underwriter, a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"), desires to act as underwriter on an agency basis for the offering of the Contracts; and

NOW THEREFORE, Athene Annuity and Underwriter hereby agree as follows:

1.	DEFINED TERMS

a.
Registration Statement – At any time while this Agreement is in effect, the currently effective registration statement filed with the SEC under the 1933 Act on the applicable prescribed form, or currently effective post-effective amendment thereto, as the case may be, for the Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. For purposes of Section 12 of this Agreement, the term “Registration Statement” means any document which is or at any time was a Registration Statement within the meaning of this Section 1(a).

b.
Prospectus – At any time while this Agreement is in effect, the prospectus included within a Registration Statement, except that, if the most recently filed version of the prospectus (including any supplements thereto) filed pursuant to Rule 424 under the 1933 Act subsequent to the date on which a Registration Statement became effective differs from the prospectus included within such Registration Statement at the time it became effective, the term “Prospectus” shall refer to the most recently filed prospectus filed under Rule 424 under the 1933 Act, from and after the date on which it shall have been filed. For purposes of Section 12 of this Agreement, the term “any Prospectus” means any document which is or at any time was a Prospectus within the meaning of this Section 1(b).

2.	AUTHORITY AND DUTIES

a.
Athene Annuity grants Underwriter the exclusive right, subject to compliance with the registration requirements of the 1933 Act and the provisions of the 1934 Act, to serve as underwriter on an agency basis for the offering of the Contracts.

b.
Underwriter shall have authority to enter into selling agreements with broker-dealers (“Selling Firms”) which are registered as broker-dealers under the 1934 Act and applicable State securities laws, licensed as insurance producers under applicable State insurance laws and, as applicable, appointed by Athene

Annuity, with authority to sell the Contracts. Any such contractual arrangement shall require the Selling Firm and its associated persons (“Sales Representatives”) to comply with licensing, registration, suitability, best interest and sales practice standards and/or requirements applicable to their recommendations of the Contracts adopted by the SEC, FINRA, and any insurance commission or securities commission for any state or other similar jurisdiction or U.S. territory (a “State”) in which Selling Firms offer or sell the Contracts.

c.
Underwriter shall use its best efforts to provide information and marketing assistance for the offering of the Contracts to Selling Firms and their Sales Representatives on a continuing basis for so long as the offering is conducted.

d.
Athene Annuity shall promptly appoint Selling Firms and their Sales Representatives as may be required under applicable law of the States for such Selling Firms and their Sales Representatives to engage in solicitation activities for the Contracts.

e.
Athene Annuity shall provide Underwriter access to such records, officers and employees of Athene Annuity at reasonable times as is necessary to enable Underwriter to fulfill its obligations as the underwriter under the 1933 Act for the offering of the Contracts and to perform due diligence and to use reasonable care.

3.	RELATIONSHIP OF THE PARTIES

Athene Annuity and Underwriter acknowledge that in connection with the services provided by Underwriter under this Agreement, Underwriter is acting as an independent contractor and is an agent of Athene Annuity only with respect to its role as underwriter and distributor for the offering of the Contracts. Athene Annuity and Underwriter acknowledge that: directors, officers, agents and shareholders of Athene Annuity are or may be interested in Underwriter as directors, officers, shareholders, or otherwise; directors, officers, agents and shareholders of Underwriter are or may be interested in Athene Annuity as directors, officers, shareholders or otherwise; Athene Annuity may be interested in Underwriter as a shareholder or otherwise; and the existence of any such dual interest shall not affect the validity this Agreement or of any transactions hereunder except as otherwise provided by specific provisions or applicable law.

4.	REPRESENTATIONS AND WARRANTIES

a.	Athene Annuity represents and warrants to Underwriter as of the Effective Date of this Agreement and for so long as the offering of the Contracts is conducted that:

i.
A true, complete and correct copy of the Registration Statement and Prospectus filed with the SEC prior to the Effective Date of this Agreement has been provided to Underwriter and true, complete and correct copies of any amendments or supplements to the Registration Statement and Prospectus made after the effective date of this Agreement will be promptly provided to Underwriter at the time that they are filed with the SEC;

ii.
The Registration Statement as it became effective conformed, any further amendments or supplements thereto will when they become effective, and any Prospectus will when filed pursuant to Rule 424 under the 1933 Act, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC under the 1933 Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Athene Annuity by Underwriter expressly for use therein;

iii.The Contracts have been duly authorized by Athene Annuity and conform to the descriptions thereof in the Registration Statement and Prospectus and, when issued as contemplated by the Registration Statement and Prospectus, shall constitute legal, validly issued and binding obligations of Athene Annuity in accordance with their terms;

iv.Athene Annuity is validly existing as a life insurance company in good standing under the laws of the State of Iowa, with power to own its properties and conduct its business as described in the Prospectus, and has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it conducts any business;

v.
The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a violation of any of the provisions of or default under any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Athene Annuity is a party or by which Athene Annuity is bound (including Athene Annuity's charter or by-laws (or similar organizational documents) as a life insurance company, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Athene Annuity or any of its properties);

vi.There is no consent, approval, authorization or order of any court or governmental agency or body required for the consummation by Athene Annuity of the transactions contemplated by this Agreement, except such as may be required under State insurance or securities laws in connection with the distribution of the Contracts; and

vii.There are no material legal or governmental proceedings pending to which Athene Annuity is a party or of which any property of Athene Annuity is the subject (other than as set forth in the Prospectus, or litigation incident to the kind of business conducted by Athene Annuity) which, if determined adversely to Athene Annuity, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Athene Annuity.

b.	Underwriter represents and warrants to Athene Annuity that:

i.
Underwriter is a broker-dealer duly registered with the SEC pursuant to the 1934 Act, is a member of FINRA, and is registered as required with the securities laws of those States in which it conducts business as a broker-dealer;

ii.
The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Underwriter is a party or by which Underwriter is bound (including the articles of organization or operating agreement (or similar organizational documents) of Underwriter or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either Underwriter or its property); and

iii.To the extent that any statements made in the Registration Statement or Prospectus, or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished to Athene Annuity by Underwriter expressly for use therein, such statements will, when they become effective or are filed with the SEC, as the case may be, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5.	BOOKS AND RECORDS

a.
Athene Annuity and Underwriter shall cause to be maintained and preserved for the periods prescribed, such accounts, books and other documents as are required of each of them by applicable laws and regulations with respect to the offering and issuance of the Contracts. Athene Annuity will prepare and maintain all books and records related to the Contracts including such books and records as Underwriter is required to maintain under the 1934 Act, as applicable. For the purposes of this Agreement, books and records maintained for Underwriter will be deemed to be the property of Underwriter and will be subject to examination by the SEC in accordance with the 1934 Act. Each party shall furnish to the other party such reports as may be reasonably requested by the other party for the purpose of meeting the reporting and recordkeeping requirements applicable to the other party.

b.
Subject to applicable SEC or FINRA restrictions or guidance, Athene Annuity shall send confirmations of transactions in the Contracts to each owner of a Contract indicating such confirmation is being sent on behalf of the Selling Firm designated as agent-of-record for such Contract acting in its capacity as agent for Athene Annuity. Athene Annuity shall keep copies of such confirmations and records of transactions and shall make them available to Underwriter upon request.

6.	SALES MATERIALS

a.
Underwriter shall utilize the currently effective Prospectus in connection with its underwriting, marketing and distribution efforts. As to other types of sales material (including free writing prospectuses) whether created by Underwriter or Athene Annuity, Underwriter shall use such materials only if: (i) such materials have been approved in writing by Athene Annuity for use in the marketing and distribution of the Contracts; (ii) such materials comply with content standards under the laws, rules and regulations applicable to the offering of the Contracts; and (iii) applicable regulatory filing requirements have been satisfied. Underwriter shall require Selling Firms to agree to use only those sales materials (including free writing prospectuses) which have been authorized for use by Athene Annuity.

b.
Underwriter shall not distribute any Prospectus, sales literature (including free writing prospectuses) or any other printed matter or material used in the underwriting and distribution of any Contract if, to the knowledge of Underwriter, any of the foregoing misstates the duties, obligations or liabilities of Athene Annuity or Underwriter.

7.	COMPENSATION AND EXPENSES

a.
Athene Annuity shall pay compensation to Underwriter in such amount as to meet all of Underwriter’s obligations to Underwriter’s associated persons and to Selling Firms with respect to all payments for the Contracts issued by Athene Annuity, it being understood that at Underwriter’s direction, Athene Annuity may pay the compensation to Underwriter’s associated persons and to Selling Firms as paying agent on behalf of Underwriter as a purely ministerial service.

b.	Athene Annuity will pay or cause to be paid:

i.	Registration fees for registering the Contracts under the 1933 Act;

ii.
The expenses, including counsel fees, of preparing a Registration Statement, Prospectus and such other documents as Athene Annuity believes are necessary for registering the Contracts with the SEC and such States as are deemed necessary or appropriate;

iii.Expenses incident to preparing amendments or supplements to the Registration Statement or Prospectus;

iv.Expenses for preparing and printing all Registration Statements, Prospectuses and sales materials and the expense of supplying them to the applicants for the Contracts;

v.	Expenses incident to the issuance of its Contracts; and

vi.Expenses incident to the preparation and mailing of notices and reports.

8.	ANTI-MONEY LAUNDERING COMPLIANCE

The parties shall comply with applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the “Patriot Act”), its implementing regulations, and related SEC rules, including without limitations, Customer Identification Program (“CIP”) rules. Further, the parties shall comply with the economic sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”). To the extent required by applicable law, the parties will promptly notify one another whenever suspicious activity or OFAC matches are detected.

9.	SAFEGUARDING OF PERSONAL INFORMATION

The parties each affirm that they have procedures in place reasonably designed to protect the privacy of Customer Confidential Information and will maintain such information they acquire pursuant to this Agreement in confidence and in accordance with all applicable privacy laws. “Customer Confidential Information” includes, by way of example and not limitation, all client-related information (including the names, addresses, telephone numbers, social security numbers and account numbers of such referred clients, as well as non-public personal information of such clients) that the parties receive. Notwithstanding the foregoing, each party shall have the right to use or disclose Customer Confidential Information: (i) to the full extent required to comply with applicable laws or requests of regulators; (ii) as necessary in connection with the party’s audit, legal, compliance or accounting procedures; (iii) as necessary or permitted by applicable laws in the ordinary course of business under this Agreement; (iv) as authorized by a customer; and (v) to protect against or prevent fraud. Customer Confidential Information does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.

10.	LEGAL AND REGULATORY ACTIONS

a.
Athene Annuity and Underwriter shall notify the other promptly of any substantive complaint received by either party with respect to Athene Annuity, Underwriter or any respective representative or employee with respect to any Contract. The parties shall cooperate in investigating such complaint and any response by either party to such complaint shall be sent to the other party for written approval not less than five business days prior to its being sent to the customer or any regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile. In any event, neither party shall release any such response without the other party’s prior written approval.

b.	Athene Annuity and Underwriter shall notify the other upon the happening of any material event, if known by such notifying party, which makes untrue any material statement made in the Registration

Statement or Prospectus or which requires the making of a change therein in order to make any statement made therein not materially misleading. In addition, Athene Annuity shall notify Underwriter immediately or in any event as soon as possible under the circumstances of the following:

i.
If Athene Annuity becomes aware that any Prospectus, sales literature or other printed matter or material used in marketing and distributing any Contract contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading;

ii.	Of any request by the SEC for any amendment to a Registration Statement, for any supplement to the Prospectus, or for additional information;

iii.Of the issuance by the SEC of any “stop order” with respect to a Registration Statement or any amendment thereto, or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts;

iv.Of any event of the Contracts’ noncompliance with the applicable requirements of federal tax law or regulations, rulings, or interpretations thereunder that could jeopardize the Contracts’ status as annuity or life insurance contracts, as applicable;

v.
Of any change in applicable insurance laws or regulations of any State materially adversely affecting the insurance status of the Contracts or Underwriter’s obligations with respect to the distribution of the Contracts; and

vi.Of any loss or suspension of the approval of the Contracts or distribution thereof by a State securities commission or State insurance commission, any loss or suspension of Athene Annuity’s certificate of authority to do business or to issue annuity contracts in any State, or of the lapse or termination of the Contracts’ registration, approval or clearance in any State.

c.
Athene Annuity and Underwriter shall notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts. Athene Annuity and Underwriter shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement.

11.	TERMINATION

a.	This Agreement shall terminate automatically upon its assignment by either party to another person unless the other party has consented to the assignment.

b.	This Agreement shall terminate without the payment of any penalty by either party upon sixty (60) days' advance written notice.

c.
This Agreement shall terminate at the option of Athene Annuity upon institution of formal proceedings against Underwriter by FINRA or by the SEC, or if Underwriter or any representative thereof at any time:

i.	Employs any device, scheme, artifice, statement or omission to defraud any person;

ii.	Fails to account and pay over promptly to Athene Annuity money due it according to Athene Annuity's records; or

iii.Violates the conditions of this Agreement.

12.	INDEMNIFICATION

a.
Athene Annuity shall indemnify and hold harmless Underwriter and any of its officers, directors, employees or agents, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Underwriter and/or any such person may become subject, under any statute or regulation, any FINRA rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

i.
arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any (i) Registration Statement or in any Prospectus or (ii) blue-sky application or other document executed by Athene Annuity specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any State; provided that Athene Annuity shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to Athene Annuity by Underwriter specifically for use in the preparation of any such Registration Statement or any such blue-sky application or any amendment thereof or supplement thereto; or

ii.	result from any material breach by Athene Annuity of any provision of this Agreement.

This indemnification agreement shall be in addition to any liability that Athene Annuity may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

b.
Underwriter shall indemnify and hold harmless Athene Annuity and any of its officers, directors, employees or agents, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Athene Annuity and/or any such person may become subject under any statute or regulation, any FINRA rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

i.
arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any (i) Registration Statement or in any Prospectus, or (ii) blue-sky application or other document executed by Athene Annuity specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any State; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by Underwriter to Athene Annuity specifically for use in the preparation of any such Registration Statement or any such blue-sky application or any amendment thereof or supplement thereto;

ii.
result because of any use by Underwriter or any representative of Underwriter of promotional, sales or advertising material not authorized by Athene Annuity or any verbal or written misrepresentations by Underwriter or any representative of Underwriter or any unlawful sales practices concerning the Contracts by Underwriter or any representative of Underwriter under federal securities laws or FINRA Rules; or

iii.result from any material breach by Underwriter of any provision of this Agreement.

This indemnification shall be in addition to any liability that Underwriter may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

c.
Promptly after receipt by a party entitled to indemnification (“indemnified person”) under this Section 12 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 12 (“indemnifying party”), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 12. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

The indemnification provisions contained in this Section 12 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of Underwriter or Athene Annuity, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 12.

13.	LIMITATION OF LIABILITY

In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of Underwriter (and its officers, directors, agents, employees, controlling persons and any other person or entity affiliated with Underwriter or retained by it to perform or assist in the performance of its obligations under this Agreement), Underwriter shall not be subject to liability to Athene Annuity or for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates.

14.	NOTICE

Any notice, request, instruction or other document to be given hereunder by either party hereto to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as set forth below:

If to Athene Annuity:            President
Athene Annuity and Life Company
Legal and Compliance Department
7700 Mills Civic Parkway
West Des Moines, IA 50266

If to Underwriter:                President
Athene Securities, LLC
Legal and Compliance Department
7700 Mills Civic Parkway
West Des Moines, IA 50266

15.	GENERAL PROVISIONS

a.
This Agreement and any matters related to this Agreement shall be governed by the laws of the State of Iowa without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of Iowa.

b.	This Agreement, along with any Schedules attached hereto, may be amended from time to time by the mutual agreement and consent of the undersigned parties.

c.
In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed by their authorized persons, to be effective as of the date set forth above.

ATHENE ANNUITY: Athene Annuity and Life Company	UNDERWRITER: Athene Securities, LLC
By: /s/ Ryan Berends Name: Ryan Berends Title: Vice President, Product Development Date: 3/27/19	By: /s/ Chad M. Batterson Name: Chad M. Batterson Title: President and FINOP Date: 3-27-19

SCHEDULE A

1.	Athene Amplify – Single Purchase Payment Index-Linked Annuity Contract